Exhibit 10.22.2

BULK RECEIVABLES PURCHASE AND SALE AGREEMENT (LIMITED RECOURSE)

This Bulk Receivables Purchase and Sale Agreement (Limited Recourse) is entered into this 30th day of January, 2020 (the "Closing Date"), between Nicholas Financial, Inc., a Florida Corporation ("Buyer"), and Platinum Auto Finance of Tampa Bay, LLC, a Florida limited liability company ("Seller").

WHEREAS, Seller wishes to sell and Buyer wishes to buy all of Seller's rights, title and interest in and to certain retail installment sales contracts secured by liens on motor vehicles and certain promissory notes and security interests in motor vehicles securing such notes (collectively the "Receivables" and each a "Receivable").

NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the receipt and adequacy of which are hereby acknowledged, the Buyer and Seller hereby agree as follows:

ARTICLE I
DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, will have the following meanings:

"Accrued Interest":As of any date of determination with respect to a Receivable, the accrued and unpaid interest of such Receivable.

"Agreement":

"Authorized Officer":

This Receivables Purchase and Sale Agreement, together with all exhibits hereto and all subsequent written amendments and supplements hereto and thereto.

With respect to any Person, any of the Chief Executive Officer, the President, the Treasurer, the Chief Financial Officer, any Vice President or any Assistant Treasurer of such Person, or any other officer of such Person authorized to act on behalf of such Person.

"Bill of Sale":The Bill of Sale in the form attached hereto as Exhibit A.

"Business Day":	Any day other than a Saturday or Sunday, or a day on which banking institutions in Tampa, Florida are authorized or obligated by law or executive order to be closed.

"Buyer":As defined in the first paragraph of this Agreement.

"Certificate of Title":	A document issued by a jurisdiction that evidences the owner(s) and lien holder(s), if any, of a motor vehicle registered in such jurisdiction.
"Closing":

The simultaneous delivery by Buyer and Seller on the Closing Date of documents and funds as provided for hereunder, as well as the performance by Buyer and Seller of all acts herein provided to be performed on the Closing Date.

"Closing Date":As defined in the first paragraph of this Agreement.

"Collections"

With respect to any Receivable, all cash collections and other cash proceeds of or relating to such Receivable, including, without limitation, (i) Scheduled Payments, (ii) prepayments, (iii) any late fees, (iv) any guaranty amounts, (v) any insurance proceeds (including any GAP benefits or waiver amount), (vi) any rebates, (vii) any liquidation proceeds or recoveries and (viii) all other cash proceeds of Related Security with respect to such Receivable.

"Contract":

With respect to a Receivable, either (i) the motor vehicle retail installment sales contract or (ii) the promissory note evidencing an Obligor's obligation to pay the indebtedness provided for therein and evidencing a security interest in the Financed Vehicle.

"Contract Rate":

With respect to a Receivable, the annualized rate of interest to be paid by the Obligor as set forth on the related Contract, which may or may not be the same as the federal Truth-in Lending Act / Regulation Z Annual Percentage Rate.

"Conveyed Property":As defined in Section 2.1 of this Agreement.

"Current Performing Contract":	A Performing Contract where, as of the Cut-Off Date, the Obligor is less than thirty (30) days past due with respect to all payments due thereunder.

"Current Servicer":Platinum Auto Finance

"Cut-Off Date":

"Damages":

Close of business on the date set forth as the "Cut-Off Date" on the Receivables Schedule, which date shall be the last day on which Seller accrues Interest with respect to Receivables on its servicing and accounting system(s).

With respect to a Person and a specified event, the losses, liabilities, reasonable costs and expenses actually incurred and appropriately documented by such Person resulting from such specified event.

"Delinquent Performing Contract":A Performing Contract where, as of the Cut-Off Date, payments due on the Contract are thirty (30) days or more past due.

"Deposit Amount":Such amount retained by Buyer from the Purchase Price as set forth in

Section 3.3.

"Electronic Data File":The information and data provided by Seller to Buyer pursuant to Section

10.2(b) and set forth in Exhibit C.

"Financed Vehicle"A new or used motor vehicle, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

"Non-Performing Contract": Any contract that is not a Performing Contract or a Delinquent Performing Contract.

"Material Adverse Effect":

means, with respect to Buyer, a material adverse effect on (i) the financial condition, business, operations or properties of such Person, taken as a whole, (ii) the ability of such Person to perform its obligations hereunder, (iii) the legality, validity or enforceability of this Agreement, or (iv) the legality, validity or enforceability of Buyer's interest in the Receivables.

"Obligor":The Person or Persons (other than the Seller) who executed a Contract and is or are liable for all obligations thereunder.

With respect to a Receivable, as of a date of determination, the sum of (i) the Unpaid Principal Balance, plus (ii) all accrued and unpaid interest calculated at the Contract Rate and in accordance with the terms and conditions of the Contract.

A Contract where, as of the Cut-Off Date, (i) the Seller has no evidence that the Obligor intends to discontinue making all required payments under the Contract, (ii) the Seller has no evidence that Buyer will not be able to make contact with the Obligor following the Closing Date or that the Obligor is otherwise a "skip" risk, (iii) the account evidenced by the Contract, or the vehicle which secures the Contract, is not in the process of repossession, repossession hold, insurance claim, litigation or impoundment, (iv) the Contract is secured by a fully operable vehicle, and (v) the Obligor under the Contract has not filed, nor had filed against it a petition in bankruptcy.

Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereto), unincorporated organization or government or any agency or political subdivision thereof

The price paid on the Closing Date by Buyer to Seller for the Receivables purchased by Buyer on the Closing Date as calculated as provided in Section 3.1 hereof .

"Payoff":

"Performing Contract":

"Person":

"Purchase Price":

"Receivables File":The documents described in Section 10.2(d) of this Agreement.

"Receivables Schedule":

"Recourse Period"

The schedule listing the Receivables to be purchased by Buyer on the Closing Date, substantially in the form of attached Exhibit B and containing the information set forth therein, and delivered in accordance with Section 10.2(a).

With respect to a particular Receivable and the related Contract, that period of time set forth in the Receivables Schedule, in accordance with Section 3.2(c), during which Seller owes to Buyer the recourse obligations set forth in Section 3.2.

"Related Security":With respect to any Receivable:

(i)	all of Seller's right, title and interest in and to the Contract and the Financed Vehicle;
(ii)

all security interests, liens, real property and/or personal property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to the Receivable or otherwise, together with all financing statements or registration applications filed against an Obligor describing any collateral securing such Receivable;

(iii)

all letters of credit, insurance, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivable, whether pursuant to the Contract related to the Receivable or otherwise; and,

(iv)

the related Contract, all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights), accounts and all general intangibles relating to such Receivable and the related Obligor.

"Repurchase Price":As defined in Section 5.4(b) of this Agreement.

"Scheduled Payment":

With respect to any Contract, the periodic payments payable under the terms of such Contract, excluding, without limitation, any sales and use tax or similar tax payments, insurance premiums or other charges due under the terms of such Contract and not due and owing to Seller under such Contract.

"Seller":As defined in the first paragraph of this Agreement.

"Servicing File":	With respect to each Receivable, the file delivered by Seller to Buyer, consisting of all documents necessary to service the Receivables.

"Servicing Transfer Date":The Closing Date.

"Unpaid Principal Balance":

With respect to a Receivable, as of a date of determination, the Obligor's original principal balance minus the cumulative principal portion of each installment received prior to such date from the Obligor and applied to reduce such balance, the application of such installment having been determined in accordance with the terms and conditions of the Contract.

ARTICLE II

PURCHASE AND SALE

Section 2.1.Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller hereby agrees to sell, assign, transfer, set over, and convey to Buyer, and Buyer agrees to purchase and accept, subject to the terms of this Agreement, (a) all of Seller's right, title and interest in and to those certain Receivables (together with the Related Security) identified on the Receivables Schedule; (b) all of the rights under any lender's single interest insurance policy relating to a Financed Vehicle for the benefit of the creditor of the related Contract (to the extent that such rights may be assigned or otherwise conveyed); (c) all documents contained in the related Receivables File and the Servicing File; and, (d) all proceeds derived from any of the foregoing, other than the Purchase Price, paid pursuant to this Agreement (collectively, the "Conveyed Property").

Section 2.2.True Sales.

(a)It is the express intention of Buyer and Seller that each transfer of Conveyed Property hereunder constitutes a true sale by Seller to Buyer that is absolute and irrevocable and that provides Buyer with the full benefits of ownership of the Conveyed Property, and not a pledge of such Conveyed Property by Seller to Buyer to secure a debt or other obligation of Seller. Consequently, the sale of each Conveyed Property shall be reflected as a sale on Seller's business records and financial statements. However, in the event that, notwithstanding the intent of the parties, any Conveyed Property is deemed not to have been transferred to Buyer, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by Seller provided for in this Agreement shall be deemed to be a grant by Seller to Buyer of, and Seller hereby grants to Buyer, a security interest in and to all of Seller's right, title and interest in, to and under the Conveyed Property, whether now or hereafter existing or created, to secure (1) the rights of Buyer hereunder, and (2) without limiting the foregoing, the payment and performance of Seller's obligations to Buyer.

(b)Buyer and Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Conveyed Property, such security interest would be deemed to be a perfected security interest of first priority in favor of Buyer under applicable law and will be maintained as such throughout the term of this Agreement. Seller hereby authorizes Buyer or its designee to file one or more UCC financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Conveyed Property of Seller, in each case whether now existing or hereafter generated by Seller. Unless otherwise agreed to by the parties, Seller agrees to pay all reasonable out-of-pocket costs and expenses of Buyer, excluding fees and expenses of counsel, in connection with the perfection as against third parties of Buyer's right, title and interest in and to the Conveyed Property and the enforcement of any obligations of Seller under this Agreement.

Section 2.3.Examination of Receivables Files. Seller shall, prior to the date that is more than two (2) Business Days prior to the Closing Date, at Buyer's option, make the related Receivables Files available to Buyer or its designee(s), as applicable, for examination during normal business hours at Seller's offices or other location as agreed by Buyer and Seller. Buyer shall not be required to conduct, or have conducted on its behalf, any such examination. The fact that Buyer or its designee(s) have conducted or have determined not to conduct any partial or complete examination of the Receivables Files shall not affect (i) Buyer's (or any of its assignees') rights to demand repurchase in accordance with this Agreement, (ii) any of Seller's representations, warranties, covenants, or promises herein, or (iii) any other relief or remedy provided for in this Agreement.

ARTICLE III

PURCHASE PRICE

Section 3.1.Purchase Price. The Purchase Price for each Receivable listed on the Receivables Schedule (together with the Related Security) shall be the percentage of par as stated in the Receivables Schedule, multiplied by the Unpaid Principal Balance as of the Cut-Off Date with respect to such Receivable. On the Closing Date, Buyer shall pay to Seller the Purchase Price as set forth in Section 10.3. Buyer shall own and be entitled to receive with respect to each purchased Receivable all Collections (whether or not received or recovered) from and after the Cut-Off Date, including, without limitation, (1) all principal due and owing on the Receivables, (2) all Accrued Interest on the Receivables; and (3) all other charges or payments due and owing and collections on the Receivables, in each case from and after the Cut-Off Date.

Section 3.2.Seller's Recourse Obligations.

(a)Seller understands and agrees that Buyer will not purchase Receivables hereunder unless Seller provides the recourse set forth herein.

(b)As an inducement to Buyer to purchase the Receivables hereunder, Seller hereby irrevocably and unconditionally agrees to repurchase any Receivable which meets or met the conditions for repurchase set forth below during the Recourse Period (as hereinafter defined).

(c)With respect to a particular Receivable and related Contract sold hereunder, the Recourse Period shall begin on the Closing Date and shall end when the Obligor has indefeasibly paid Buyer in full, in the Obligor's own funds, all Scheduled Payment specified for such Contract's Recourse Period set forth on the Receivables Schedule.

(d)Conditions for Repurchase. A Contract and related Receivable shall be subject to repurchase by Seller in the event the Obligor(s) thereunder, during the Recourse Period but not thereafter,

(i)Fail(s) to make a Schedule Payment, directly to Buyer, on or before the date same is due, in Obligor's own funds;

(ii)Fail(s) to maintain full-coverage insurance on the Financed Vehicle;

(iii)Causes or permits, directly or indirectly and for any reason or no reason, the repossession, taking, impoundment, replevin or sequestration of the Financed Vehicle, whether voluntarily or involuntarily, and whether by Seller, Buyer, or any other Person;

(iv)Causes or permits, directly or indirectly and for any reason or no reason, physical damage to the Financed Vehicle such that the related insurance company declares or determines the Financed Vehicle a "total loss" or similar designation, without regard to when such declaration or determination is made; or,

(v)Breaches any term of the Contract in any respect;

(vi)First payment default.

(e)Timing of Repurchase; Notice to Seller. At any time, Seller shall pay to Buyer the Repurchase Price with respect to a particular Receivable, in immediately available funds, within five (5)

days of Buyer's transmission to Seller of notice that such Receivable meets or met, during the Recourse Period, the conditions for repurchase set forth in Section 3.2(d).

Section 3.3.Deposit Amount / Seller's Right to Set-Off. The Deposit Amount shall be equal to

$n/a. , which amount shall be retained by Buyer out of the Purchase Price to ensure that (i) the
Seller and/or the Current Servicer transmit to Buyer all payments received by either such party after the Cut-Off Date with respect to Conveyed Property as set forth in Section 3.4, and (ii) Seller timely pays Buyer the Repurchase Price for any Receivable required to be repurchased pursuant to Sections 3.2 and 5A. If Seller or Current Servicer, as applicable, shall fail to promptly remit such payments to Buyer, Buyer shall be permitted to deduct the full amount of such payments from the Deposit Amount. On n/a ,
Buyer shall remit to Seller, via wire transfer to such account as Seller shall direct, the Deposit Amount less amounts deducted in accordance herewith, and shall provide Seller a detailed accounting of the amounts so deducted.

Section 3.4. Payments Received by Seller On or After the Cut-Off Date. Buyer shall provide prompt written notice ("Notice") to Seller and the Current Servicer of any payments that it believes the Seller or the Current Servicer has received and which the Buyer is entitled to under the terms hereof, and Seller and/or Current Servicer agree to give Buyer Notice of any payments, with respect to the Conveyed Property, that it receives on or after the Cut-Off Date. Seller agrees to remit (or cause the Current Servicer to remit), within two Business Days of receipt of any Notice it receives from Buyer, or two days of the date of any such notice it gives to Buyer, any such payments that Seller has received to which Buyer is entitled hereunder. In the event that Seller or Current Servicer disputes that it has ever received a payment that is identified in a Notice, it shall give prompt written notice to Buyer that it has not, in fact, received any such payment. Upon receipt of such notice from Seller or Current Servicer, Buyer shall be obligated to submit written evidence to Seller and Current Servicer, which evidence must be reasonably satisfactory to Seller and Current Servicer, that such payment has, in fact, been received by Seller or Current Servicer. Upon written confirmation of Seller and Current Servicer of their receipt of such evidence (which confirmation will be sent to Buyer), Seller and Current Servicer, as applicable, shall be obligated to remit the full amount of such payment to Buyer.

ARTICLE IV
TRANSFER

Section 4.1.Transfer Documentation; Notice.

(a)Notifying the Obligors of Buyer's ownership and servicing of the Receivables and related Contracts by the mailing of a letter, in the form attached as Exhibit D hereto, within five (5) Business Days of the Closing Date.

(b)Notifying the Obligors of Buyer's ownership and servicing of the Contracts during any in-person, telephonic, electronic, or other interactions with Obligors.

(c)With respect to a Financed Vehicle, providing to Buyer any documentation necessary to evidence clear chain of title to Seller. Seller has the obligation to transfer or change the lien holder of record on any Certificate of Title with respect to a Financed Vehicle, and any transfer or change of record lien holder shall be made at Seller's expense. Transfer or change of lien holder must take place within 30 days following the recourse period for the Financed Vehicle.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Section 5.1.General Representations and Warranties. Seller hereby represents and warrants to Buyer, as of the Closing Date, as follows:

(a)Organization and Good Standing. Seller is an entity duly organized, validly existing and in good standing under the laws of its state of organization, and has the corporate power and authority and all government licenses, authorizations, consents and approvals required in each jurisdiction in which its business is now conducted, to own its assets and to transact the business in which it is currently engaged. Seller is duly qualified to do business as a foreign entity where required and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would adversely affect Buyer's enforcement of the Contracts.

(b)Authorization; Binding Obligations. Seller has the power and authority to make, execute, deliver, and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

(c)No Violations. The execution, delivery, and performance of this Agreement by Seller will not violate any provision of its articles of incorporation, bylaws or standing resolutions, any existing law or regulation or any order or decree of any court, or constitute a material breach of any mortgage, indenture, contract, or other agreement to which Seller is a party or by which Seller may be bound.

(d)Litigation. No litigation or administrative proceeding of or before any court, tribunal, or governmental body is currently pending, or to the knowledge of Seller threatened, against Seller or any of its properties or with respect to this Agreement which, if adversely determined, would have a Material Adverse Effect on the transactions contemplated by this Agreement.

(e)Licensing. Seller has obtained and currently holds all government licenses, authorizations, consents and approvals required to (i) sell the Financed Vehicles, (2) originate and purchase the Receivables, and (iii) service and collect the Receivables, in each jurisdiction in which Seller sells Financed Vehicles, originates or purchases Receivables, and services and collects Receivables.

(f)Taxes. Seller has filed or caused to be filed all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be due on such returns, except any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings and (ii) with respect to which no adverse claim has been imposed upon any Receivables.

(g)Solvency. As of the date of this Agreement, and after giving effect to the transactions contemplated by this Agreement, Seller will not (1) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature); (2) have unreasonably small capital with which to engage in its business; or (3) have incurred debts beyond its ability to pay as they become due.

Section 5.2. Representations and Warranties With Respect to Receivables. For each Receivable sold by Seller and purchased by Buyer hereunder Seller represents and warrants to Buyer that, as of the Closing Date:

(a)Lawful Assignment. The Receivable has not been originated in and is not subject to the laws of any jurisdiction under which the transfer of such Receivable to Buyer pursuant to this Agreement is unlawful, void, or voidable or renders the related Contract unenforceable. Seller has not entered into any agreement with the related Obligor that prohibits, restricts, or conditions the assignment, pledge, or sale of any portion of such Receivable.

(b)Ownership; Origination. Seller originated or purchased the Receivable for fair value and in accordance with prudent and reasonable origination policies and procedures, and took possession thereof in the ordinary course of its business, and such Receivable was not at the time of Seller's origination or purchase thereof subject to a security interest. Seller has not sold, assigned or pledged the Receivable to any Person and, prior to the transfer of the Receivable by Seller to Buyer, has good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest (except for any of the foregoing released prior to or in connection with the sale and transfer in accordance herewith) and was the sole owner thereof with full right to transfer the Receivable to Buyer. Seller acknowledges that Buyer has no obligation to any dealer with respect to dealer participations and shall indemnify and hold Buyer and its assigns harmless with respect to same.

(c)Certificate of Title. Seller has obtained a Certificate of Title (or the functional equivalent thereof for jurisdictions that do not deliver a Certificate of Title to secured lenders) for the Financed Vehicle.

(d)No Brand on Certificate of Title. The Certificate of Title for the Financed Vehicle does not bear any brand, notation, or word(s) indicating prior vehicle history, damage, or chronic problem, including without limitation words such as "damaged", "totaled", "salvaged", "rebuilt", "warranty returned", "reconditioned", "junked", or any brand, notation, or word(s) of similar meaning or import.

(e)Marking Records. On or before the Closing Date, the Seller will have caused the portions of its electronic ledger relating to Conveyed Property to be clearly and unambiguously marked to indicate that such Contracts have been sold to Buyer.

(f)Receivables File. With respect to such Receivable, the related Receivables File contains, in all material respects, the documents required to be contained therein pursuant to this Agreement.

(g)No Waivers or Extension. With respect to such Receivable, the terms of the related Contract have not been waived, altered, or modified in any material respect, except by instruments or documents identified in the Receivables File or in the Servicing File.

(h)Contract in Force. With respect to such Receivable, the related Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Financed Vehicle securing the Contract has not been released from the lien of the Contract in whole or in part.

(i)Selection Procedures. No selection procedures believed to be adverse to Buyer have been utilized in selecting the Receivables sold hereunder from among those Receivables that meet the criteria contained herein. Seller has not engaged in any activity or committed any action intended, or the natural consequence of which is, to give any Receivable the appearance of compliance with this Agreement and these representations and warranties which such Receivable, absent such activity or action by Seller, would otherwise not comply with this Agreement or these representations or warranties.

(j )Compliance with Law. The Contract and the sale of the related motor vehicle complied at the time it was originated and upon the execution of this Agreement, and complies at the time of its sale to Buyer hereunder, in all material respects with all applicable federal, state, and local laws, regulations, and ordinances, including but not limited to the Fair Credit Reporting Act, the Equal Credit Opportunity Act and Regulation B, the Truth-in-Lending Act and Regulation Z, and FTC rules and regulations.

(k)Binding Obligation. Such Receivable represents the genuine, legal, valid, and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(1)No Defenses. No right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened with respect to such Receivable.

(m)No Default. Except for payment delinquencies continuing for a period of not more than sixty (60) days, no default, breach, violation, or event permitting acceleration under the terms of such Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of such Receivable has arisen. Such Receivable is not a write-off.

(n)Down Payment. The Obligor on such Receivable has fully paid the down payment, with his/her own funds, as set forth in the related Contract.

(o)Collections. Seller does not know of any fact that indicates the uncollectability by Buyer of any Contract, and no condition exists that materially or adversely affects the value of the Receivable or jeopardizes any security therefor.

(p)No Repossession. The Financed Vehicle securing the Receivable shall have not been foreclosed upon or repossessed by Seller or any other party.

(q)The information contained in the Receivables Schedule, as set forth in Section 10.2(a) and Exhibit B, including without limitation the identification of Current Performing Contracts, Delinquent Performing Contracts, Non-Performing Contracts, and Performing Contracts, is true and correct as of the Cut-Off Date.

(r)The information and data contained in the Electronic Data File, as set forth in Section 10.2(b) and Exhibit C, is true and correct as of the Cut-Off Date.

(s)The Receivable represents a consumer obligation of an Obligor, purchased for personal, family, or household use, and not a commercial obligation of an Obligor.

(t)The Obligor of the Receivable had obtained or agreed to obtain full-coverage physical damage and general liability insurance covering the Financed Vehicle.

Section 5.3.Covenants of the Seller.

(a)Affirmative Covenants. From the Closing Date until the first day following the date on which all Receivables purchased hereunder are indefeasibly paid in full to Buyer, Seller agrees and covenants that it shall:

(i)Maintain all necessary licenses, permits and other approvals, in all jurisdictions where the failure to do so would have a Material Adverse Effect.

(ii)Keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted).

(iii)Take all actions necessary to preserve and keep in full force and effect its existence, maintain the continuous operation of its business and comply with each requirement of law in all material respects.

(iv)Use commercially reasonable efforts to maintain systems, personnel and facilities, including back-up and disaster recovery capability, that will enable it to perform its obligations under this Agreement.

(v)File or cause to be filed all federal, state and local tax returns that are required to be filed by it and pay or cause to be paid all taxes shown to be due and payable on taxes or assessments (except only such taxes or assessments the validity of which are being contested in good faith by appropriate proceedings).

(b)Negative Covenants. From the Closing Date until the first day following the date on which all Receivables purchased hereunder have been indefeasibly paid in full to Buyer, Seller agrees that is shall not do any of the following:

(i)Assert any claims or set-off rights against any Scheduled Payments.

(ii)In the fulfillment of Seller's obligations under this Agreement, engage in, or allow or permit any person under its direct control or direction to engage in, any fraudulent activity or other activity which would constitute a violation of a requirement of law in any material respect.

(iii)Solicit, encourage, or otherwise suggest an Obligor in any manner breach any term of the Contract related to a Receivable.

(iv)Sell, lease, or otherwise transfer or deliver to an Obligor any motor vehicle, without regard to the means or method of such transfer or delivery, or purchase or originate any receivable related to the purchase of any motor vehicle by such Obligor; provided, that with respect to a particular Obligor, such covenant shall expire and be of no further force or effect upon the indefeasible payment in full to Buyer of all amounts due and owing from such Obligor.

(v)Except for fees imposed on Obligors with respect to payment, late payment or nonpayment as permitted in the related Contract, accept or receive or agree to accept or receive any rebate, refund, commission, fee, kickback or rakeoff, whether cash or otherwise and whether paid by or originating with an Obligor or any other party (including, but not limited to, brokers and agents), as a result of or in any way related to any Receivable or in connection with the sale, disposition, transfer or servicing of any Receivable.

Section 5.4. Remedy for Breach of Representation, Warranty, or Covenant; Repurchase.

(a)The representations, warranties, covenants, and promises of Seller set forth herein shall survive the sale of Receivables to Buyer and shall inure to the benefit of Buyer and its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Contract.

(i)In the event of a breach by Seller of any material representation, warranty, covenant, or promise in this Agreement with respect to any Receivable, the party discovering such breach will provide written notice to the other party. Within ten (10) calendar days of notice to Seller of any such breach, Seller shall repurchase such Receivable and the Related Security by paying Buyer the Repurchase Price in good funds.

(ii)In the event Seller is required to repurchase a Receivable, Buyer shall deliver to Seller the related Contract File and shall assign to Seller all of Buyer's right, title, and interest in and to the related Conveyed Property, free and clear of any and all claims, liens, and encumbrances, except for those which existed at the time of Buyer's purchase thereof from Seller. Buyer shall accomplish such delivery and assignment within a reasonable period of time following Buyer's receipt in full of the Repurchase Price from Seller.

(b)The "Repurchase Price" of a Receivable shall be the percentage of par as stated in the Receivables Schedule, multiplied by the Unpaid Principal Balance as of the date the Repurchase Price is paid to Buyer with respect to such Receivable, plus any accrued unpaid interest, plus any accrued unpaid fees.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 6.1.Buyer Representations and Warranties. Buyer hereby represents and warrants to Seller, as of the Closing Date, as follows:

(a)Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect on the Buyer's ability to perform its obligations hereunder.

(b)Authorization: Binding Obligations. Buyer has the power and authority to make, execute, deliver, and perform this Agreement and all of its transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

(c)No Consent Required. Buyer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau, or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(d)No Violations. The execution, delivery, and performance of this Agreement by Buyer will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of Buyer, or constitute a material breach of any mortgage, indenture, contract, or other agreement to which Buyer is a party or by which Buyer may be bound.

(e)Litigation. No litigation or administrative proceeding of or before any court, tribunal, or governmental body is currently pending, or to the knowledge of Buyer threatened, against Buyer or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of Buyer have a Material Adverse Effect on the transactions contemplated by this Agreement.

(f)Approvals, Licensing, Etc. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights, and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary or advisable in connection with the execution and delivery by Buyer of this Agreement and other documents have been duly taken, given, or obtained, as the case may be, are in full force and effect to be entered into in connection herewith, are not subject to any pending proceedings or appeals (administrative, judicial, or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and other documents to be entered into in connection herewith on the part of Buyer and the performance by Buyer of its obligations hereunder and thereunder.

ARTICLE VII
SERVICING

Section 7.1.Transfer and Assignment. Effective as of the Servicing Transfer Date, (a) Seller shall transfer, delegate, and assign all of its rights, duties and obligations regarding the servicing of the Conveyed Property, including all rights to receive payment, to Buyer and (b) Buyer shall assume all of the Seller's such duties and obligations and accept all of Seller's such rights. After the execution of this Agreement and prior to the Servicing Transfer Date, Seller or the Current Servicer shall service the Contracts that will be, after the Closing, Conveyed Property in accordance with its current customary practices. Seller shall forward all payments received with respect to Conveyed Property after the Cutoff Date to the Buyer, within one business day after Buyer's receipt of such payment, via overnight delivery or wire with faxed listing of account(s) for credit.

ARTICLE VIII

FURTHER ASSURANCES

Section 8.1.Further Assurances.

(a)In order to protect and secure Buyer's rights hereunder, Seller, upon the request of and at the expense of the Buyer or its assigns, shall perform or cause to be done and performed, every reasonable act necessary or advisable to put Buyer in position to enforce the payment of the Contracts and to carry out the intent of this Agreement, including the execution of documents such as applications for certificates of title and Uniform Commercial Code financing statements assigning Seller's security interests in the motor vehicles securing the Contracts, and the execution of, and if necessary, the recordation of, additional documents, including separate endorsements and assignments, upon request of Buyer.

(b)In order to protect and secure Buyer's rights hereunder, Seller, within one (1) business day of its receipt of any correspondence, notification, notice, or similar document related to or concerning any Contract purchased by the Buyer hereunder, shall forward same to Buyer.

Section 8.2. Returned Payments.

(a)Buyer agrees to pay to Seller, within two (2) business days after notice from Seller, amounts equal to any Obligor checks or other payments originally tendered to Seller by Obligor(s) and returned unpaid for insufficient funds or other reasons after the Cut-Off Date, and Seller shall provide to Buyer copies of documents evidencing the returned checks or payments.

(b)In the event Seller repurchases a Receivable pursuant to Section 3.2 or 5A, Seller agrees to pay to Buyer, within two (2) business days after notice from Buyer, amounts equal to any Obligor checks or other payments tendered to Buyer with respect to such contract prior to such repurchase and returned unpaid for insufficient funds or other reasons, and Buyer shall provide to Seller copies of documents evidencing the returned checks or payments.

ARTICLE IX

BROKERAGE AND OTHER THIRD-PARTY FEES

Section 9.1.Brokers. Buyer and Seller each represent and warrant to the other that it has not dealt with any Person entitled to a brokerage fee or commission in connection with this Agreement.

ARTICLE X

DELIVERABLES; CLOSING

Section 10.1. Closing Location. The Closing hereunder will take place by fax or email transmission with originals forwarded by overnight courier for next business day delivery.

Section 10.2. Seller Deliverables.

(a)Receivables Schedule. Seller shall deliver to Buyer the Receivables Schedule setting forth the Receivables to be sold to Buyer by 12:00 noon (eastern standard time) one (1) Business Day prior to the Closing Date (unless otherwise agreed to by the parties). The Receivables Schedule shall be substantially in the form attached hereto as Exhibit B, shall be signed by an Authorized Officer of Seller, and shall contain such information as set forth therein and below. SELLER, BY ACCEPTING THE PURCHASE PRICE PAID WITH RESPECT TO THE CONVEYED PROPERTY, SHALL BE DEEMED TO HAVE CERTIFIED, REPRESENTED AND WARRANTED TO BUYER, WITH RESPECT TO THE RECEIVABLES AND RELATED SECURITY TO BE SOLD BY IT ON SUCH PURCHASE DATE, THAT ALL INFORMATION AND DATA CONTAINED IN THE RECEIVABLES SCHEDULE IS CURRENT, TRUE AND CORRECT IN ALL MATERIAL RESPECTS ON AND AS OF THE CUT-OFF DATE, WITH THE SAME EFFECT AS THOUGH MADE ON AND AS OF SUCH DAY.

(i)account number for each Contract;

(ii)name of each Obligor party to a Contract;

(iii)year, make, model, and vehicle identification number of each motor vehicle which is security for a Contract;

(iv)Unpaid Principal Balance on each Contract as of the Cut-Off Date;

(v)Purchase Price on each Contract calculated as of the Cut-Off Date;

(b)Contents of Electronic Data File. Seller shall deliver to Buyer the Electronic Data File, or information and data sufficient for the creation of same, including all information and data set forth in Exhibit C, with respect to the Receivables sold to Buyer by 12:00 noon (eastern standard time) two (2) Business Days prior to the Closing Date (unless otherwise agreed to by the parties). Seller understands and agrees that Buyer intends to and shall rely upon Seller's provision of such information and data, whether created by Seller or not, in loading or boarding the Conveyed Property onto Buyer's account servicing system(s). SELLER, BY ACCEPTING THE PURCHASE PRICE PAID WITH RESPECT TO THE CONVEYED PROPERTY, SHALL BE DEEMED TO HAVE CERTIFIED, REPRESENTED AND WARRANTED TO BUYER, WITH RESPECT TO THE RECEIVABLES AND RELATED SECURITY TO BE SOLD BY IT ON SUCH PURCHASE DATE, THAT ALL INFORMATION AND DATA CONTAINED IN THE ELECTRONIC DATA FILE IS CURRENT, TRUE AND CORRECT IN ALL MATERIAL RESPECTS ON AND AS OF THE CUT-OFF DATE, WITH THE SAME EFFECT AS THOUGH MADE ON AND AS OF SUCH DAY.

(c)Bill of Sale. Seller, in conjunction with the payment of the Purchase Price, shall execute and deliver to Buyer a Bill of Sale with respect to the related Conveyed Property substantially in the form attached hereto as Exhibit A.

(d)Receivables File. Seller, in conjunction with the payment of the Purchase Price, shall forward, by overnight courier for next business-day delivery, or in person, to Buyer the following with respect to each Receivable:

(i)The original Contract. If the original contract is unavailable, Seller must provide the electronic version stamped on each page of the contract "True and Correct Copy of the Original" and signed by an officer verifying such with a notary.

(ii)Obligor credit files including the original application, credit investigation and such other credit information contained therein, or copies of same if the original of such document is not available.

(iii)The title file, which shall include the Certificate of Title (to the extent the state of origin has such Certificate of Title or notice of recorded lien on Seller's name) for the Financed Vehicle.

(iv)The Servicing File, including Obligor payment and collection records.

(v)Obligor insurance files, including without limitation property insurance insuring the Financed Vehicle, gap insurance, warranties, and such other insurance information contained therein, or copies of same if the original of such document is not available.

(vi)The Bill of Sale with respect to the Financed Vehicle.

(vii)Any other documents related to the Financed Vehicle or the Obligor that Buyer may reasonably require.

(viii)REMEDY FOR FAILURE TO DELIVER RECEIVABLES FILE. In the event Seller fails to deliver, with respect to any particular Receivable, the Receivables File to the reasonable satisfaction of Buyer and in accordance with Section 10.2(d), Buyer may at its sole option require Seller to immediately repurchase such Receivable. If Buyer requires Seller to immediately repurchase such Receivable, Seller shall repurchase such Receivable and the Related Security by paying to Buyer the Repurchase Price in good funds within five (5) Business Days following Buyer's notice hereunder. In the event Seller is required to repurchase the Contract hereunder, Buyer shall deliver to Seller, upon payment by the Seller of the Repurchase Price, the related Contract File and shall assign to Seller all of Buyer's right, title, and interest in and to the related Conveyed Property, free and clear of any and all claims, liens, and encumbrances, except for those which existed at the time of Buyer's purchase thereof from Seller.

Section 10.3. Payment of Purchase Price. Subject to Seller's complying on the Closing Date in all material respects with the terms and conditions of this Agreement, Buyer shall pay seventy five percent (75%) of the Purchase Price to Seller on the Closing Date, by wire transfer, in immediately available funds, to such account(s) as directed by Seller. Buyer shall place the remaining twenty five percent (25%) in escrow to be held for thirty (30) days which shall be further reduced by the amount due under the repurchase provisions in section 3.2, as applicable.

ARTICLE XI
NOTICES

Section 11.1. Notices Any notice, demand or communication which either party desires or is required to give to the other party in connection with the Agreement must be in writing and must be either served personally or sent by fax and a reliable tracking method, addressed to the other party, as follows, or to such other fax number and/or address as either party hereafter specifies in accordance with this Article XI:

IF TO BUYER:

Nicholas Financial, Inc.

2454 McMullen Booth Road, Building C, Clearwater, FL 33759

Fax (727) 914-2411

Attn: Doug Marohn

Title: President and CEO

IF TO SELLER:

Platinum Auto Finance of Tampa Bay, LLC
25 N. Main Avenue Clearwater, FL 33765
Attn: Legal Department

Fax (727) 216-6262

ARTICLE XII

MISCELLANEOUS

Section 12.1. Termination. Either party may terminate this Agreement prior to the delivery by Seller to Buyer of the Receivables Schedule.

Section 12.2. Mandatory Delivery. The sale and delivery of each Contract on the Closing Date is mandatory from and after the date of the delivery of the Receivables Schedule, it being specifically understood and agreed that each Contract is unique and identifiable on the date thereof and that an award of money damages would be insufficient to compensate Buyer for the losses and damages incurred by Buyer (including damages to prospective purchasers of the Contracts) in the event of Seller's failure to deliver each of the related Contracts on the Closing Date. Seller hereby agrees that it holds such Contracts in custody for Buyer subject to Buyer's (a) right to reject any Contract under the terms of this Agreement, and (b) obligation to pay the related Purchase Price. All rights and remedies of Buyer under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Section 12.3. Entire Agreement. This Agreement together with all exhibits and schedules hereto constitutes the entire agreement between the parties hereto and supersedes any and all representations, promises and statements, oral and written, made in connection with the subject matter of this Agreement and the negotiation hereof, and no such representation, promise or statement not written herein will be binding on the parties. This Agreement may not be varied or altered or its provisions waived except by an agreement in writing executed by duly authorized agents of both parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

Section 12.4. Governing Law; Jurisdiction and Venue.

(a)This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of Florida without reference to that state's laws or rules pertaining to conflict of laws.

(b)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY• (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND APPELLATE COURTS FROM ANY THEREOF, OR THE COURTS OF THE STATE OF FLORIDA, WITHIN THE COUNTY OF PINELLAS, IN THE EVENT THE FEDERAL COURT LACKS OR DECLINES JURISDICTION; (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN ARTICLE XI OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 12.5. Severabilitv. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, will, as to such jurisdiction, be ineffective to the extent of each prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 12.6. Captions. Captions are for convenience of reference only and are not to be considered as defining or limiting in any way the scope of intent of the provision hereof.

Section 12.7. Waivers; Cumulative Remedies. The waiver of any breach, term, provision or condition of this Agreement may not be construed to be a subsequent waiver of any other breach, term, provisions or condition. All remedies afforded by this Agreement for a breach hereof will be cumulative, that are, in addition to all other remedies provided for herein or at law or in equity.

Section 12.8. Construction. Unless otherwise specifically provided, references in this Agreement to Sections and Exhibits are to Sections and Exhibits of or to this Agreement. All Exhibits hereto are incorporated herein by the references thereto in this Agreement. The designations of the parties to this Agreement and any pronouns referring to any party, wherever used, must be so construed as to include the plural as well as the singular number, and whenever the context permits, any gender includes all other genders and the singular number includes the plural. As used in this Agreement, the words "includes" and "including" are not limiting, and the words "hereof" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 12.9. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts of duplicate originals, each of which must be deemed an original, but all of which together will constitute but one and the same instrument.

Section 12.10. Assignment. Neither Seller nor Buyer may assign any of its rights or obligations hereunder without the prior written consent of the other party.

Section 12.11. Dispute Resolution.

(a)In the event of any claim, suit, or controversy (collectively, a "claim") involving any matter governed by or related to this Agreement, the parties shall first use their diligent and good faith efforts to resolve the dispute by exchanging relevant information and negotiating in good faith, including not less than one conference call.

(b)Attorneys' Fees; Costs of Collection. In the event of any claim involving or arising from Seller's breach of any material representation, warranty, term, or condition of this Agreement, or from Seller's failure to perform any obligation to Buyer arising hereunder or otherwise, Seller agrees to pay reasonable losses or expenses incurred by Buyer as a result of such breach or failure to perform, including attorneys' fees, and any expenses paid or incurred by Buyer in connection with the collection of any amount due from Seller to Buyer hereunder.

Section 12.12. Confidentiality. Each of Buyer and Seller will keep confidential and will not divulge to any party, without the other party's prior written consent, the terms of this Agreement; provided, that any party may make such disclosure to its affiliates, attorneys, agents and accountants, the rating agencies, investors and potential investors and in any report or as otherwise required by law or by its regulators.

Section 12.13. No Partnership or Joint Venture; No Origination. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, or joint venture. Notwithstanding anything herein to the contrary, in no event shall the parties hereto, or any third party deem or construe Buyer as the originator of the Conveyed Property.

Section 12.14. Indemnification. Seller shall indemnify and hold Buyer, its parents, affiliates, subsidiaries, shareholders, officers, directors, employees, attorneys and agents (each, a "Buyer Indemnified Party") harmless from and against any and all Claims, actions, and proceedings asserted or brought by a third party, and from and against any and all costs, expenses, damages, and liabilities incurred or suffered by any Buyer Indemnified Party (including without limitation attorneys' fees, consultant fees, in-house counsel fees, costs or expenses) resulting from, attributable to, or arising out of (1) the breach or inaccuracy of any representation or warranty of Seller in this Agreement, (2) Seller's breach of any covenant, obligation, promise, agreement or term in this Agreement, or (3) Seller's breach of any requirement of law in the performance of its obligations under this Agreement, including without limitation in the origination and/or servicing of any Receivable; provided, however, that in no event shall

Seller be obligated for any claims, expenses, losses, or damages resulting from the willful misconduct of Buyer or its employees.

Section 12.15. Inspection. From the Closing Date until the first day following the date on which all Receivables purchased hereunder are indefeasibly paid in full to Buyer, Seller shall permit, on not less than two (2) days prior written notice, any person who is reasonably designated by Buyer to visit and inspect Seller's records relating to Receivables and will cause its personnel to assist in any examination of such records by the Buyer or its authorized agents. The examination referred to in this Section 12.15 will be conducted in a manner which does not unreasonably interfere with the Seller's normal operations or customer or employee relations.

Section 12.16. Timely Payment of Amounts Due. Any payment or money due from Seller to Buyer hereunder which is not paid within the time specified, or if no time is specified, within ten (10) days after demand for payment is made, shall accrued interest at the rate of one and one-half percent (11A%) per month or the highest rate allowed by applicable law, whichever is higher.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NICHOLAS FINANCIAL, INC. as Buyer

By:  /s/ Doug Marohn

Name:Doug Marohn

Title:      President and CEO

PLATINUM AUTO FINANCE OF TAMPA BAY, LLC as Seller

By: /s/ Michael Kaplanis

Name:Michael Kaplanis

Title:      CEO

EXHIBIT A
BILL OF SALE

Platinum Auto Finance of Tampa Bay, LLC, a Florida limited liability company, ("Seller"), pursuant to the Bulk Receivables Purchase and Sale Agreement dated as of even date hereof (the "Agreement"), by and between Seller and Nicholas Financial, Inc., a Florida Corporation ("Buyer"), for good and valuable consideration paid by Buyer, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, set over and convey, subject to the terms of the Agreement, the Conveyed Property, unto Buyer, its successors and assigns, for its and their own use forever.

Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

This Bill of Sale and the covenants and agreements contained herein shall be binding upon Seller, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns.

THIS BILL OF SALE IS MADE WITHOUT ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed in its name by a duly authorized representative this 30th day of January, 2020.

Platinum Auto Finance of Tampa Bay, LLC as Seller

  By:  /s/ Michael Kaplanis

  Name:Michael Kaplanis

  Title:    CEO

A-1

Exhibit 10.22.2

EXHIBIT B

RECEIVABLES SCHEDULE

Schedule 1: 2 Page[s] Attached Hereto With List of Contracts

Cut-Off Date:January 28, 2020

Buyer:Nicholas Financial, Inc.

Seller:Platinum Auto Finance of Tampa Bay, LLC

Closing Date:January 30, 2020

Purchase Price Percentage of Par:0.95% Percent

Recourse Period:	For Contracts with monthly Scheduled Payments: 2 payments For Contracts with semi-monthly Scheduled Payments: 4 payments

TOTAL PURCHASE PRICE FOR ALL CONTRACTS ON THIS SCHEDULE:

$848,664.05

THIS SCHEDULE OF CONTRACTS IS ISSUED PURSUANT TO AND IS SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE RECEIVABLES PURCHASE AND SALE AGREEMENT DATED January 30, 2020, BETWEEN BUYER AND SELLER.

SELLER HEREBY CERTIFIES, REPRESENTS AND WARRANTS TO BUYER THAT THE INFORMATION ATTACHED HERETO AS SCHEDULE 1 IS, TO THE BEST OF SELLER'S KNOWLEDGE, CURRENT, TRUE AND CORRECT IN ALL MATERIAL RESPECTS ON AND AS OF THE CUT-OFF DATE.

Platinum Auto Finance of Tampa Bay, LLC as Seller

By:  /s/ Michael Kaplanis

By::  /s/ Michael Kaplanis

Name:Michael Kaplanis

Title:   CEO

B-1

Exhibit 10.22.2

Schedule 1 to Exhibit B

Account 150343 152244 149677 152198 151951 149408 145448 148384 145707 151940 148845 152558 126818

50935 151490 132130 148788

50890

152569

51992 150534 134660 148418

54041 150220 137359 137382 138462 146135 125705 148395 148407

55660 137438 136910 150927 149644 132523 129316 140083 149846 149026

145752

148621

130903

62848
150770
151030
135638
151670
152200
152424

6216

152570

148654

61106

62781
138114
150040
133580
138686
139058
152356
149352
148632
149891
138260
137966
141433

EXHIBIT C

CONTENTS OF ELECTRONIC DATA FILE

[Values marked with asterisk * are required]

DESCRIPTION

*ACCOUNT NUMBER IN SELLER SERVICING SYSTEM

*OBLIGOR FIRST NAME

*OBLIGOR LAST NAME

*OBLIGOR CURRENT STREET ADDRESS

OBLIGOR EMAIL ADDRESS

*OBLIGOR SOCIAL SECURITY NUMBER

OBLIGOR DATE OF BIRTH IN MM/DD/YYYY FORMAT

*OBLIGOR CURRENT HOME PHONE NUMBER

OBLIGOR CURRENT MOBILE PHONE NUMBER

OBLIGOR CURRENT WORK PHONE NUMBER

OBLIGOR DRIVER'S LICENSE NUMBER

OBLIGOR CURRENT EMPLOYER

*OBLIGOR CURRENT GROSS MONTHLY INCOME

OBLIGOR CURRENT EMPLOYMENT IN YEARS AND MONTHS

OBLIGOR CURRENT RESIDENCE STATUS: OWN, RENT, OTHER

OBLIGOR CURRENT RESIDENCE IN YEARS AND MONTHS

OBLIGOR CURRENT CREDIT SCORE

*CONTRACT INTEREST ACCRUAL METHOD: DAILY SIMPLE INTEREST (SIMPLE) OR PRE COMPUTED (PRECOMP) A.K.A. RULE OF 78'S

*CONTRACT DATE OR ORIGINATION DATE

*AMOUNT FINANCED

*ANNUAL PERCENTAGE RATE (APR)

*FINANCE CHARGE

*NUMBER OF PAYMENTS OR CONTRACT TERM

*REGULAR PAYMENT AMOUNT

INDICATES IF REGULAR PAYMENTS ARE SCHEDULED ONCE A MONTH (MONTHLY)

DATE OF LAST REGULAR MONTHLY PAYMENT OR MATURITY DATE

*DATE OF FIRST REGULAR MONTHLY PAYMENT

*DATE OF THE NEXT REGULAR SCHEDULED PAYMENT

*ACCOUNT PAYOFF AS OF THE INTEREST ACCRUED THROUGH DATE (CUT-OFF DATE)

*PRINCIPAL BALANCE AS OF THE INTEREST ACCRUED THROUGH DATE (CUT-OFF DATE)

*INTEREST BALANCE AS OF THE PORTFOLIO SALE DATE: THE AMOUNT OF INTEREST THAT HAS ACCRUED FROM THE LAST PAYMENT TO THE INTEREST ACCRUED THROUGH DATE (CUT-OFF DATE)

LATE CHARGES OWED AS OF THE INTEREST ACCRUED THROUGH DATE (CUT-OFF DATE)

*AMOUNT OF LAST PAYMENT

*DATE OF LAST PAYMENT

TOTAL NUMBER OF REGULAR PAYMENTS MADE

*AMOUNT PAID FOR GAP INSURANCE

*AMOUNT PAID FOR VEHICLE WARRANTY

*DOWN PAYMENT

*THE BALANCE OF THE PURCHASE DISCOUNT AS OF THE INTEREST ACCRUED THROUGH DATE (CUTOFF DATE)

*ACCOUNT BALANCE PURCHASED BY BUYER

*PRICE PAID FOR RECEIVABLE (AFTER DISCOUNT)

*VEHICLE IDENTIFICATION NUMBER (VIN)

*VEHICLE MODEL YEAR

*VEHICLE MAKE

*VEHICLE MODEL

*CASH PRICE OF VEHICLE

VEHICLE COLOR

VEHICLE MILEAGE

*VEHICLE VALUE

VALUATION DATE

*TITLE NUMBER

TRACKING DEVICE NUMBER, IF THE VEHICLE IS EQUIPPED WITH A GPS TRACKING DEVICE.

*CO-OBLIGOR FIRST NAME

*CO-OBLIGOR LAST NAME

*CO-OBLIGOR CURRENT STREET ADDRESS

CO-OBLIGOR EMAIL ADDRESS

*CO-OBLIGOR SOCIAL SECURITY NUMBER

CO-OBLIGOR DATE OF BIRTH

CO-OBLIGOR CURRENT HOME PHONE NUMBER

CO-OBLIGOR CURRENT MOBILE PHONE NUMBER

CO-OBLIGOR CURRENT WORK PHONE NUMBER

CO-OBLIGOR DRIVER'S LICENSE NUMBER

CO-OBLIGOR CURRENT EMPLOYER

*DATE PAYMENT DUE

*DATE PAYMENT MADE

*HOW PAYMENT MADE

*AMOUNT OF PAYMENT. NEGATIVE AMOUNTS SHOULD BE EXCLUDED.

*DEALER LEGAL NAME

PRIMARY CONTACT FIRST NAME

PRIMARY CONTACT LAST NAME

PRIMARY CONTACT TITLE

DEALER CURRENT STREET ADDRESS

PRIMARY CONTACT EMAIL ADDRESS

PRIMARY CONTACT PHONE NUMBER

REFERENCE RELATIONSHIP TO OBLIGOR

REFERENCE FIRST NAME

REFERENCE LAST NAME

REFERENCE CURRENT STREET ADDRESS

REFERENCE CURRENT CITY

REFERENCE CURRENT STATE

REFERENCE CURRENT ZIP CODE

REFERENCE EMAIL ADDRESS

REFERENCE HOME PHONE

REFERENCE MOBILE PHONE

REFERENCE WORK PHONE

*COLLECTION NOTES WITH DATES

EXHIBIT D

FORM OF NOTICE OF TRANSFER

TO BE SENT TO OBLIGOR

AUTO FINANCE

<Date>

CUSTOMER NAME

ADDRESS

CITY STATE ZIP

<ACCOUNT NUMBER>

Dear CUSTOMER

Please be advised that on January 30, 2020 your account with Platinum Auto Finance was sold and assigned to Nicholas Financial, Inc.. Please be assured that this is a normal transaction and in no way affects your payments, payment due dates, the terms of your contract or liability. Any payments received from you after January 30, 2020 will be endorsed and forwarded to Nicholas Financial, Inc.

All future payments and correspondence should be made payable to Nicholas Financial, Inc., and mailed to the following address:

BUYER PAYMENT ADDRESS

You may pay online at www.nicholasfinancial.com

You may also pay via the phone by calling 800-237-2721.

If you should have any questions concerning this transfer, please contact Nicholas Financial, Inc., at 2454 McMullen Booth Road, Building C, Clearwater, FL 33759.

Sincerely,

Platinum Auto Finance

EXHIBIT E

RATIFICATION

On January 30, 2020, Platinum Auto Finance of Tampa Bay, LLC, a Florida limited liability company having an address at 25 N. Main Avenue Clearwater, FL 33765 ("SELLER"), assigned and sold all interest in the attached list of vehicles (Schedule 1) to Nicholas Financial, Inc., a Florida Corporation, having an address at 2454 McMullen Booth Road, Building C, Clearwater, FL 33759 ("BUYER") for consideration. This document ratifies that agreement.

PLATINUM AUTO FINANCE OF TAMPA BAY, LLC as Seller

By:  /s/ Michael Kaplanis
Name:Michael Kaplanis

Title:        CEO

NICHOLAS FINANCIAL, INC. as Buyer

By:  /s/ Doug Marohn
Name:Doug Marohn

Title:       President and CEO

Schedule 1 to Exhibit E- VIN List of Vehicles

1HGCR2F54HA291028 3G NAXJ EVUS572111 1C3CDFEB8FD363442 5N PE34AF3FH088044 3FA6POLUXJ R169082 1HGCR2F34FA204711 1GTR1TEC8FZ435023 3C4PDCABXJT242433 1FT7W2BT5FEA75031 3N 1CP5CUXKL531008 3FADP4BJOH M169153 JA4AP3AU1GZ041238 4T1BF1FK4GU222674 1N4AL3APXGC225758 4A4AP3AU4FE038662 WBAWL73587PX48091 3C4PDCAB9HT695338 1FADP3F21FL263585 3FA6POD95J R225679 1C3CCCABOG N 160421 KNMAT2MTXKP528263 1FTEX1CM1EFB94273 3N 1AB7APXJY248334 1N4AL3AP1DC237423 M L32F4FJ9 KH F17239 3N 10E2CP5EL380176 3FADP4BJ6EM19704R KNDJP3A52E7008448 2G1105S3XH9162480 19XFC2F57GE060925 5XXGT4L31JG 181290 1N4AL3AP8H N329588 1C3CCBCG3EN 172272 5YFBURH E4FP214151 2T1 BU RH E6GC746177 3CZRM3H52CG702134 JM3KE4DY3G0622031 2GNALBEK9F1157113 5N PEC4AB9DH546664 2C3CCAAGODH731992 1G1FB1RXXG0164420

3N1AB7AP7GY239132
5UXWX5C55CL717408
KMHEC4A40FA130462
WDDEJ77X39A020349
1C3CCCAB4FN529697
3MYDLBYV5HY168692
5N PE34AF9FH132256
1C3CCCAB5FN599774
1G4PP5SK2D4211068
1VWBN7A35DC082143
WVWDM7AJ6EW008856
JM1CW2CL5E0164915
5XYZU3LB3GG334652
2GKALMEK1F6377325
3N1AB7AP1GY235898
3GTP1VE01BG235457
1FADP3F21EL455474
3N1CN7AP1GL859231
5NPEB4ACXDH720981
1N6BAOCHXAN313503
3D4PG6FV7AT105741
KMHDH4AEXGU635298
4T1BK1EB4EU098237
1G4PP5SK2D4226038
1GCRCSE09BZ429090
5NPEB4AC6BH120021
JM3ER2W57A0333265
4JGBB86E18A401417